UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021

BlueLinx Holdings Inc.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, GA	30067
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 953-7000
 _________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Item 7.01    Regulation FD Disclosure

On April 5, 2021, BlueLinx Holdings Inc. (the “Company”) issued a press release announcing that, on April 2, 2021, the Company repaid the remaining outstanding principal balance under its existing term loan under the Credit and Guaranty Agreement, as amended, dated April 1, 2020, by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, and HPS Investment Partners, LLC, in its capacity as administrative agent. The remaining outstanding principal balance was approximately $16 million on April 2, 2021. The repayment was funded through existing availability under the Company’s revolving credit facility.

A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. The information furnished in this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release of BlueLinx Holdings, Inc., dated April 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: April 5, 2021	By:	/s/ Shyam Reddy
Shyam K. Reddy
Chief Administrative Officer, General Counsel, and Corporate Secretary